Exhibit 99.7

Viasystems/DDi Merger

Dave Sindelar Script for Employee Conference Call: April 4, 2012

Hello everyone. Dave, here. Good evening to our folks in Asia who are on the line – and good morning for folks here in the States and in Europe. Thanks for joining me on short notice. On the line with me today is Tim Conlon and all other members of our Senior Management Team.

A few moments ago we announced our plans to acquire DDi Corp., a publicly-traded (NASDAQ: DDIC) North American leader for quick-turn and complex Printed Circuit Board (“PCB”) engineering and manufacturing services, based in California. The acquisition of DDi is another milestone for Viasystems, as it strengthens our position as a leading global supplier of high-technology printed circuit board solutions.

Based on the results for the twelve months ended December 31, 2011 for Viasystems and for DDi, on a pro forma basis, the combined company had approximately $1.3 billion of revenue with approximately 15,650 employees located primarily in Asia and North America. As measured by revenue, the combined company would result in one of the largest publicly traded PCB manufacturers in the United States. Additionally, it also makes us one of the top-10 manufacturers in our $50 billion industry. The company will continue to be headquartered right here in St. Louis, Missouri and I will remain as CEO.

I want to take a couple of minutes to review a few of the many reasons why combining our two companies makes so much sense.

For example –

•

The combination expands Viasystems’ presence in the military and aerospace and industrial & instrumentation markets. DDi’s strong and growing presence in the military and aerospace market combined with Viasystems’ technical and engineering staff will enable the combined Company to capitalize on this strategically important market.

•	DDi’s flex and rigid-flex product offering will allow Viasystems to offer its customers an expanded product offering.

•

DDi’s strong existing relationships with a broad base of development engineers at its customers allows for more opportunity for Viasystems to capture and control a part number throughout its entire life cycle.

•	Viasystems provides DDi’s customers with expanded scale of Asian-based high-volume, low cost offerings.

•

The combination will benefit from complementary technologies, a strong combined management team and a shared focus on reliability and quality, resulting in a stronger company that is more competitive in the marketplace.

Essentially, this deal creates a stronger, world-class producer on a global scale that will grow our business.

From a financial perspective, this deal increases Viasystems’ revenue base by approximately 25% and improves Viasystems’ gross margin profile. In addition, we anticipate significant benefits of scale and cost synergies.

(PAUSE)

I want to reiterate that these are complementary companies – and we anticipate that impact to our employees will be minimal.

We expect the combined business to truly capitalize on the mutual strengths of both organizations. To our employees, this means more career choices and better opportunities to fully utilize our skill sets.

(PAUSE)

There are a couple of next steps needed to complete this merger – including approval by DDi stockholders at a special meeting that at this time we hope will take place in early 2Q, but is dependent on regulatory processes. The company is hoping that the merger can be completed in late 2Q or early 3Q 2012.

For you and me – it’s business as usual. Stay focused on your job and the work we do for our customers and we’ll continue to deliver the world-class products upon which our reputation has been built.

I know I speak for the entire Viasystems management team when I say we believe this move offers great potential for our customers, employees and investors. We are a company with specialized technologies, deep customer relationships, and proven operational capabilities. We have significant human resources – deep talent and we encourage a culture based on a shared commitment to deliver the highest quality products.

This is what Viasystems brings to this new combined company. I believe that with the expanded resources and capabilities that will be available through the joining of Viasystems and DDi – our growth will accelerate – and we will build a sustainable business for the long term.

There are some additional details of the merger on our intranet.

Now – a few key points for you to take away:

•	You are the first interface with our customers, suppliers and employees.

•	While I fully expect this transaction to close in late 2Q / early 3Q – it is subject to a shareholder vote. That means you need to only worry about Viasystems until the deal actually closes.

•	Tim Conlon and Rich Kampf will be in contact with you to set up specific meetings with key customers and suppliers.

From a timing standpoint – we issued a press release and held a conference call with investors early this morning. We are talking with you now – we will hold a customer and supplier call today at 2:00 p.m. EDT (1:00 p.m. CDT). Letters have been sent to customers and suppliers with the dial-in numbers. Let us know what you hear.

We appreciate your support – and thanks for all you do for Viasystems.

Forward-Looking Statements:

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the operations of the businesses of Viasystems and DDi separately and as a combined entity; the timing and consummation of the proposed merger transaction; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Viasystems and DDi regarding future events and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Neither Viasystems nor DDi undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including but not limited to: legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that the businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), developments beyond the companies’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of Viasystems, Inc. for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission (“SEC”) on February 15, 2012, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of DDi for the year ended December 31, 2011, which was filed with the SEC on February 17, 2012, under the heading “Item 1A. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website, www.sec.gov.

Additional Information and Where to Find It

DDi Corp. intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed merger with Viasystems Group, Inc.. The definitive proxy statement will be sent or given to the stockholders of DDi and will contain important information about the proposed merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by DDi with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement by contacting DDi by mail at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary, or by telephone at (714) 688-7200.

Participants in the Solicitation

DDi and Viasystems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from DDi stockholders in connection with the proposed merger. Information about Viasystems’ directors and executive officers is set forth in Viasystems’ proxy statement for its 2012 Annual Meeting of Stockholders filed with the SEC on March 21, 2012 and in its Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 15, 2012. These documents can be obtained free of charge by visiting the SEC’s web site at www.sec.gov, by mailing Viasystems at 101 South Hanley Road, St. Louis, MO 63105, Attention: Investor Relations Department or by visiting Viasystems’ corporate web site at www.Viasystems.com. Information about DDi’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2011. This document is available free of charge at the SEC’s web site at www.sec.gov, and from DDi by telephone at (714) 688-7200, or by mail at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary, or by going to DDi’s annual meeting website atwww.ddiglobal.com/annualmeeting. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that DDi intends to file with the SEC.

U.S. Internal Revenue Service (IRS) Circular 230 Notice: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the U.S. Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.